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                                                                      EXHIBIT 23

                            ACCOUNTANTS' CONSENT AND
                         REPORT ON CONSOLIDATED SCHEDULE



The Board of Directors
Tenet Healthcare Corporation:

Under date of July 25, 2000, we reported on the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 1999 and 2000, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each year in the three-year period ended May 31, 2000, as contained in the 2000 annual report to shareholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for fiscal year 2000. Our report refers to a change in the method of accounting for start-up costs.

In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the index of exhibits to the annual report on Form 10-K for fiscal 2000. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits. In our opinion, such schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference of our reports dated July 25, 2000, in the Company's Registration Statements on Form S-3 (Nos. 33-57801, 33-57057, 33-55285, 33-62591, 33-63451, 333-17907, 333-24955, 333-21867,
333-26621 and 333-41907), Registration Statements on Form S-4 (Nos. 33-57485, 333-18185 and 333-64157) and Registration Statements on Form S-8 (Nos. 2-87611, 33-11478, 33-50182, 33-57375, 333-00709, 333-01183, 333-38299,
333-41903, 333-41476 and 333-41478).

                                       /s/KPMG LLP


Los Angeles, California
August 15, 2000